Exhibit 99.1

Rubicon Technology Files Definitive Proxy Materials and Sends Letter to Stockholders

Recommends Stockholders Support Rubicon’s Highly Qualified Nominees on the WHITE Proxy Card

Business Wire

18 May 2016

Rubicon Technology, Inc. (NASDAQ:RBCN), a leading provider of sapphire substrates and products to the LED, optical and semiconductor industries, today announced that it filed definitive proxy materials with the Securities and Exchange Commission in connection with its 2016 Annual Meeting of Stockholders to be held on June 24, 2016.

The Board also sent a letter to stockholders recommending that stockholders vote FOR the election of Rubicon’s highly qualified nominees on the WHITE proxy card.

Included below is the text of the letter to Rubicon stockholders:

YOUR VOTE IS IMPORTANT

PLEASE VOTE THE WHITE PROXY CARD TODAY!

May 18, 2016

Dear Fellow Stockholders:

At this year’s Annual Meeting of Stockholders scheduled to be held on Friday, June 24, 2016, you will be asked to make an important decision involving your investment in Rubicon Technology, Inc. (“Rubicon”).

Your Board and management team are committed to increasing stockholder value and are taking important steps to strengthen the Company’s business in the face of challenging conditions in the sapphire industry. We continue to intensify our focus on high-value, less commoditized products, improve our overall production efficiency to reduce costs and drive higher margins, enhance our existing technology to drive new product development, and pursue new applications for sapphire to capitalize on market opportunities. To help execute these plans and enable Rubicon to realize its full potential, we have also significantly strengthened our leadership team with individuals who bring extensive industry expertise to the Company. We believe these efforts are the right steps for the future and to maximize returns for all stockholders.

Paragon Technologies, Inc. (“Paragon”), a stockholder owning only approximately 0.1% of our outstanding shares, has launched a proxy contest to replace two members of our Board with its own nominees. Paragon’s actions follow their refusal to compromise in order to avoid a disruptive and costly proxy contest. We strongly urge you to reject Paragon’s handpicked nominees and vote “FOR” Rubicon’s experienced and highly qualified incumbent director nominees, Don N. Aquilano and Donald R. Caldwell, on the WHITE proxy card.

RUBICON HAS CLEAR PLANS UNDERWAY TO STRENGTHEN PERFORMANCE

Rubicon is the most vertically integrated supplier of sapphire and is recognized globally for its sapphire technology leadership. Although our platform remains strong, excess sapphire capacity and high inventory levels in the main LED and mobile device markets have created challenging conditions for the industry.

In response, we are taking clear actions to strengthen our near-term performance and position the Company for long-term success. As outlined on our recent first quarter earnings call, we are:

•	Improving Sales. Focusing our sales efforts around those products where we have greater differentiation, such as optical products and large diameter PSS wafers;

•	Reducing Costs. Implementing cost reduction initiatives to improve efficiency and increase margins and cash flow; and

•	Expanding Product Reach. Completing the development of new technologies – LANCE and SapphirEX – which leverage our existing capabilities and expertise to capitalize on higher margin opportunities in the optical business.

First quarter revenue grew sequentially by $1.8 million to $4.3 million driven by demand for our six-inch diameter PSS wafers. We expect increased sales from these wafers in the second half of the year as few suppliers can match our ability to deliver consistent quality while avoiding potential disruptions in the supply chain. The combination of increased volume and our efforts to reduce production costs are expected to result in improvements in profitability and cash flow in the second half of 2016.

In terms of our near-term development efforts, we continue to achieve important milestones on our LANCE and SapphirEX products. Our most significant investments behind these projects are largely complete. As a result, our capital expenditures in 2015 were significantly below prior years and we expect the same in 2016 as we shift our efforts to the commercialization of the products.

Longer term, we are working with developers on potential new applications for sapphire, which fit particularly well with Rubicon’s unique set of sapphire knowledge and capabilities. As we evaluate these opportunities – which include potential applications in the consumer electronics and medical device markets – we are seeking to identify areas in which we have a competitive advantage to enable us to grow the business profitably.

PARAGON REFUSED TO COMPROMISE

We always value input from our investors. This is why we sought to constructively engage with Paragon’s Chairman and Chief Executive Officer, Hesham M. Gad, when he approached us and demanded two board seats – one for himself and the other for Jack H. Jacobs – even in light of Paragon’s minimal share ownership in the Company. The Board’s Nominating and Governance Committee interviewed and thoroughly vetted both candidates, and – in order to avoid a costly and distracting proxy contest – indicated its willingness to appoint one of the proposed candidates, Mr. Jacobs, to the Board. Unfortunately, Paragon responded that it was “not enough” and insisted that Mr. Jacobs and Mr. Gad were a “package deal.”

OUR HIGHLY-QUALIFIED BOARD IS COMMITTED TO INCREASING STOCKHOLDER VALUE

We believe Rubicon is led by strong and experienced directors who are focused on serving all of Rubicon’s stockholders. We remain steadfast in our commitment to maintaining a highly qualified Board and to regularly evaluating our composition to ensure we always have the right skills to guide the Company and determine the best course of action to maximize stockholder value. At the upcoming Annual Meeting, two Rubicon nominees, Don Aquilano and Donald Caldwell, will stand for election.

Together, Messrs. Aquilano and Caldwell own more than 10% of Rubicon stock, aligning their interests with those of all stockholders. In addition, they are highly qualified to serve on Rubicon’s Board:

•	Don N. Aquilano (Chairman of the Board; member of Audit and Nominating and Governance Committees) As Chairman, Mr. Aquilano has been actively involved with the Company’s operations and the markets we serve for many years. Most recently, Mr. Aquilano has been instrumental in guiding the Company through its management transition. Since 2000, Mr. Aquilano has served as managing director and president of Gazelle TechVentures, a venture capital fund. Also, since 2004, he has served as managing partner of Blue Chip Venture Company, and since 2010 as general partner of Allos Ventures, both venture capital funds. With extensive experience in managing venture funds, Mr. Aquilano brings financial expertise and knowledge of good governance practices to the Board. Mr. Aquilano holds a BS from the University of Arizona and an MBA from Harvard Business School.

•	Donald R. Caldwell (member of Compensation and Nominating and Governance Committees) Mr. Caldwell has served as the chairman and chief executive officer of Cross Atlantic Capital Partners, Inc., a venture capital fund manager, since March 1999 when he founded the company. Prior to founding Cross Atlantic Capital Partners, Mr. Caldwell was from 1996 to 1999 president and chief operating officer and a director of Safeguard Scientifics, Inc., a holding company which provides management resources and capital. In addition, from 1994 to 2010, Mr. Caldwell served as a director of Diamond Management & Technology Consultants, Inc. He also serves as a director of a number of companies across a range of industries, including banking, investment management, specialty chemicals, and software solutions, among others. Since January 2015, Mr. Caldwell has served as chairman and chief executive officer of InsPro Technologies (formerly Health Benefits Direct Corporation), a leader in enterprise insurance policy administration systems supporting group, individual life, health, annuity and hybrid products. Mr. Caldwell brings to the Board extensive experience in corporate strategy development, corporate governance and financial expertise acquired through over 40 years of business experience. Mr. Caldwell was a CPA in the State of New York and holds a BS in accounting from Babson College and an MBA from Harvard Business School.

We believe that Messrs. Aquilano and Caldwell are the right individuals to serve on the Board. As seasoned executives, they bring to the table decades of accomplishments as executives and directors of public companies. Messrs. Aquilano and Caldwell are fully committed to acting in your best interests and helping to build on the efforts already underway at Rubicon to deliver enhanced returns to stockholders. We urge you to support them at our upcoming Annual Meeting.

WE URGE YOU TO VOTE THE WHITE PROXY CARD TODAY – YOUR VOTE IS IMPORTANT

We believe the steps we are taking are the right ones to position Rubicon for the future. We are making progress on our key initiatives and remain confident in our ability to capitalize on the opportunities that lie ahead. Your Board and management team are committed to executing on our plan and regularly reviewing options to drive long-term stockholder value.

Whether or not you plan to attend Rubicon’s annual meeting, you have the opportunity to protect your investment by voting the WHITE proxy card for Rubicon’s nominees TODAY. The Company urges you to vote today by telephone, over the Internet, or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided.

Thank you for your continued support.

Sincerely,

The Board of Directors

Your Vote Is Important, No Matter How Many Or How Few Shares You Own.

If you have questions about how to vote your shares, or need additional assistance, please contact the firm assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED

Stockholders Call Toll-Free: (888) 750-5834

Banks and Brokers Call Collect: (212) 750-5833

IMPORTANT

We urge you NOT to sign any Blue proxy card sent to you by Paragon, as doing so will revoke your vote on the WHITE proxy card.

About Rubicon Technology, Inc.

Rubicon Technology, Inc. is a vertically integrated advanced electronic materials provider specializing in monocrystalline sapphire for applications in light-emitting diodes (LEDs), optical systems and specialty electronic devices. Rubicon has an unmatched technology platform and expertise extending from the preparation of raw aluminum oxide through sapphire crystal growth and fabrication to large-diameter polished sapphire windows and wafers and patterned sapphire substrates (PSS), enabling Rubicon to supply custom sapphire products with superior quality and precision. Further information is available at http://rubicontechnology.com.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with the Company’s 2016 Annual Meeting of Stockholders. The Company has filed a proxy statement and white proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from the Company’s stockholders and has mailed the definitive proxy statement and a proxy card to each stockholder of record entitled to vote at the 2016 Annual Meeting of Stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of the Company’s directors and executive officers in Company stock, restricted stock and options is included in our SEC filings on Forms 3, 4, and 5, which can be found through the Company’s website www.rubicontechnology.com in the section “Investors” or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including the Company’s definitive proxy statement for the 2015 Annual Meeting of Stockholders and its Annual Report on Form 10-K for the year ended December 31, 2015. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2016 Annual Meeting. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.rubicontechnology.com in the section “Investors.”

Forward-Looking Statements

Certain of the statements in this release, particularly those preceded by, followed by or including the words “believes,” “expects,” “anticipates,” “intends,” “should,” “estimates,” or similar expressions, or those relating to or anticipating financial results for periods beyond the end of the year 2015, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by us. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the statements. These risks and uncertainties include changes in the average selling prices of sapphire products, our successful development and market acceptance of new products, dependence on key customers, potential disruptions in our supply of electricity, changes in our product mix, our ability to protect our intellectual property rights, the competitive environment, the availability and cost of raw materials, the cost of compliance with environmental standards, the ability to make effective acquisitions and successfully integrate newly acquired businesses into existing operations and other risks and uncertainties described in the Company’s most recent Form 10-K and other filings with the SEC. For these reasons, readers are cautioned not to place undue reliance on the Company’s forward-looking statements. Any forward-looking statement that the Company makes speaks only as of the date of such statement, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.